[CAPITOL FEDERAL FINANCIAL LETTERHEAD]







                                                              December 20, 1999



Dear Fellow Shareholder:

         The Board of Directors and management of Capitol Federal Financial cordially invite you to attend the first Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. central standard time, on January 20, 2000 at the Maner Conference Center, 1701 SW Western, Topeka, Kansas. This annual meeting will include management's report to you on Capitol Federal Financial's 1999 financial and operating performance.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         Your Board of Directors and management are committed to the continued success of Capitol Federal Financial and the enhancement of your investment. As Chairman of the Board and Chief Executive Officer of Capitol Federal Financial, I want to express my appreciation for your confidence and support.


                              Very truly yours,




                              JOHN C. DICUS
                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                            CAPITOL FEDERAL FINANCIAL
                                700 Kansas Avenue
                              Topeka, Kansas 66603
                                 (785) 235-1341

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 20, 2000


         Notice is hereby given that the Annual Meeting of Shareholders of Capitol Federal Financial will be held at the Maner Conference Center, 1701 SW Western, Topeka, Kansas on January 20, 2000, at 10:00 a.m. central standard time.

         A proxy card and a proxy statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of Capitol Federal Financial;

         2. The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2000; and

such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Shareholders of record at the close of business on December 10, 1999, are the shareholders entitled to vote at the meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders at the executive offices of Capitol Federal Financial during the 20 days prior to the meeting as well as at the meeting.

         You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person or otherwise properly revoke such proxy.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              JOHN C. DICUS
                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Topeka, Kansas
December 20, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE CAPITOL FEDERAL FINANCIAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                            CAPITOL FEDERAL FINANCIAL
                                700 Kansas Avenue
                              Topeka, Kansas 66603
                                 (785) 235-1341
                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 20, 2000

         This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Capitol Federal Financial of proxies to be used at the Annual Meeting of Shareholders of Capitol Federal Financial and all adjournments thereof. The annual meeting is being held at the Maner Conference Center, 1701 SW Western, Topeka, Kansas on January 20, 2000, at 10:00 a.m. central standard time. The accompanying Notice of Annual Meeting of Shareholders and this proxy statement are first being mailed to shareholders on or about December 20, 1999. Certain of the information provided herein relates to Capitol Federal Savings Bank, a wholly-owned subsidiary of Capitol Federal Financial.

         At the meeting, shareholders of Capitol Federal Financial are being asked to consider and vote upon (i) the election of two directors of Capitol Federal Financial and (ii) the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2000.

PROXIES AND PROXY SOLICITATION

         Proxies are solicited to provide all shareholders of record on the voting record date, an opportunity to vote on the matters scheduled for the annual meeting and described in these materials. Shares of common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. Shares of common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the shareholder's instructions. Where properly executed proxies are returned to Capitol Federal Financial with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" each of the proposals described in the proxy statement. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Capitol Federal Financial maintains an Employee Stock Ownership Plan ("ESOP") which owns approximately 3.3% of Capitol Federal Financial's common stock. Full time employees of Capitol Federal Financial and Capitol Federal Savings participate in the ESOP. Each ESOP participant has the right to direct the ESOP trustee on how to vote the shares of common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the ESOP trustee, the ESOP trustee will vote the shares represented by that proxy at the annual meeting. Shares of common stock represented by properly executed proxies will be voted by the ESOP trustee in accordance with the shareholder's instructions. Where properly executed proxies are returned to the ESOP trustee with no specific instructions as how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals described in this proxy statement. The ESOP trustee will vote all of the unallocated ESOP shares (i.e., shares of common stock held in the ESOP, but not allocated to any participant's account) in the same proportion as the voted allocated shares with respect to such issue. In the event the ESOP participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the trustee will not vote such shares. If other matters are presented for a vote at the annual meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         Any person giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Capitol Federal Financial, at 700 Kansas Avenue, Topeka, Kansas 66603, a written revocation or a proxy bearing a later date. Shareholders may also revoke their proxies by attending the annual meeting in person and casting a ballot. Attendance at the meeting will not in itself constitute the revocation of a proxy.

         Capitol Federal Financial will pay the costs of soliciting proxies. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and employees of Capitol Federal Financial and Capitol Federal Savings by telephone or other communication. Directors, officers and employees will receive no additional compensation for the solicitation of proxies. Capitol Federal Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

VOTING RIGHTS AND VOTE REQUIRED

         Shareholders of record as of the close of business on December 10, 1999 will be entitled to notice of and to vote at the annual meeting. As of December 10, 1999, Capitol Federal Financial had 91,462,287 shares of common stock issued and outstanding. Each shareholder of record on December 10, 1999, is entitled to one vote per share on each matter to be voted on at the annual meeting. Such votes may be exercised in person or by a properly executed proxy as discussed above.

         Director nominees who receive the highest number of votes for the positions to be filled will be elected. Ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2000 requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter. Abstentions may be specified on all proposals except the election of directors and will be counted as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Accordingly, abstentions on the proposal to ratify the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors will have the effect of a negative vote. Broker nonvotes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will not be treated as votes cast on a particular matter but will be treated as shares present or represented for purposes of establishing a quorum. Accordingly, broker nonvotes have no effect on the outcome of the election of directors or the ratification of the appointment of the independent auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth, as of December 10, 1999, the voting record date, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of Capitol Federal Financial's common stock, (ii) the shares of common stock beneficially owned by the named executive officers of Capitol Federal Financial and Capitol Federal Savings and (iii) all current directors and executive officers of Capitol Federal Financial and Capitol Federal Savings as a group. See "Proposal I - Election of Directors" for information regarding share ownership of Capitol Federal Financial's directors.

                                                   SHARES OF            PERCENT
                                                   BENEFICIAL              OF
NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP             CLASS
---------------------------------------          --------------        ---------

Capitol Federal Savings Bank MHC
700 Kansas Avenue
Topeka, Kansas  66603(1)                           52,192,817            57.06%

NAMED EXECUTIVE OFFICERS
------------------------

John C. Dicus, Chairman and Chief
Executive Officer                                      54,545             *

John B. Dicus, President and Chief Operating
Officer                                                52,345             *

Stanley F. Mick, Executive Vice President
and Chief Lending Officer                              12,045             *

Neil F.m. Mckay, Executive Vice President,
Chief Financial Officer and Treasurer                   7,045             *

Larry K. Brubaker, Executive Vice President
for Corporate Services                                 22,873             *

Directors and Executive Officers
of Capitol Federal Financial
as a Group (16 Persons)(2)                            379,023             *

----------------------
* Represents less than one percent of the outstanding common stock of Capitol Federal Financial.
(1) As reported by Capitol Federal Savings Bank MHC in a Schedule 13D dated March 31, 1999, who reported power and sole dispositive power with respect to 52,192,817 shares.
(2) Includes shares held directly, through the ESOP, held jointly with family members, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         Capitol  Federal  Financial's  Board of  Directors is composed of seven members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of Capitol Federal Financial are elected to serve for a three-year term or until their respective successors are elected and qualified.

         The following table sets forth certain information, as of December 10, 1999, the voting record date, regarding the composition of Capitol Federal Financial's Board of Directors, including each director's term of office. The Board of Directors, acting as the nominating committee, has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.




                                                                                  Term of
                                       Position(s) Held in          Director      Office        Beneficial       Percent
       Name             Age(1)      Capitol Federal Financial       Since(2)      Expires       Ownership(3)      Class
-------------------    -------      ---------------------------     --------     -----------  ---------------    -------
                                                         NOMINEES

B. B. Andersen          63           Director                        1981          2003          52,306             *
John C. Dicus           66           Chairman, Chief Executive       1963          2003          54,545             *
                                     Officer and Director

                                              DIRECTORS REMAINING IN OFFICE

John B. Dicus           38           President, Chief Operating      1989          2001          52,345             *
                                     Officer and Director
Frederick P. Reynolds   75           Director                        1979          2001          50,000             *
Robert B. Maupin        74           Director                        1973          2002          53,500             *
Carl W. Quarnstrom      70           Director                        1985          2002          10,000             *
Marilyn S. Ward         60           Director                        1977          2002          10,000             *


--------------------
* Represents less than 1 percent of the outstanding common stock of Capitol Federal Financial.
(1)      At September 30, 1999.
(2)      Includes service as a director of Capitol Federal Savings.
(3) Includes shares held directly, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power.


         The business experience of each director of Capitol Federal Financial for at least the past five years is set forth below.

         B.B. ANDERSEN. Mr. Andersen had a life long career in construction and development activities. He is currently involved in various real estate development projects in Colorado.

         JOHN B. DICUS. Mr. Dicus is President and Chief Operating Officer of Capitol Federal Savings and Capitol Federal Financial. He has served in such capacities for Capitol Federal Savings since 1996 and for Capitol Federal Financial since its inception in March 1999. Prior to that, he served as the Executive Vice President of Corporate Services for Capitol Federal Savings for four years. He has been with Capitol Federal Savings in various other positions since 1985. Mr. John B. Dicus is the son of Mr. John C. Dicus.

         JOHN C. DICUS. Mr. Dicus is Chairman of the Board of Directors and Chief Executive Officer of Capitol Federal Savings and Capitol Federal Financial. He has served in such capacities for Capitol Federal Savings since 1989 and with Capitol Federal Financial since its inception in March 1999. He has served Capitol Federal Savings in various capacities since 1959. He also served as President of Capitol Federal Savings from 1969 until 1996. Mr. Dicus also serves as a director for Western Resources, Inc., an electric utility and consumer services company located in Topeka, Kansas.

         ROBERT B. MAUPIN. Mr. Maupin is currently retired. Previously, he worked for Capitol Federal Savings for over forty years. He retired in 1991 as Capitol Federal Savings' Senior Executive Vice President and Chief Lending Officer.

         CARL W. QUARNSTROM. Mr. Quarnstrom is a partner in the law firm of Shaw, Hergenreter, Quarnstrom & Kocher, L.L.P., located in Topeka, Kansas. The firm serves as general counsel for Capitol Federal Savings.

         FREDERICK P. REYNOLDS. Mr. Reynolds is currently the Chairman of the Board of Sound Products, Inc., a music and sound system company located in Kansas City. Over the last forty years, Mr. Reynolds has been an owner, operator and investor in radio stations, on both a local Topeka and national level, and in cable television in eastern Missouri.

         MARILYN S. WARD. Since 1985, Ms. Ward has been Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas.

MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

         MEETINGS AND COMMITTEES OF CAPITOL FEDERAL FINANCIAL. Meetings of Capitol Federal Financial's Board of Directors are generally held on a quarterly basis. For the year ended September 30, 1999, the Board of Directors met three times. During fiscal 1999, no incumbent director of Capitol Federal Financial attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

         Capitol Federal Financial's Board of Directors has a standing Executive and Audit Committees. The entire Board acts as Capitol Federal Financial's Nominating Committee. Capitol Federal Financial currently does not pay any salaries to its officers or employees; accordingly, all compensation matters are addressed by Capitol Federal Savings.

         The members of the boards of Capitol Federal Financial and Capitol Federal Savings are identical and serve the same function for both companies.

         The Executive Committee is comprised of John C. Dicus (Chairman) and Directors John B. Dicus, Andersen and Maupin. The Executive Committee meets on an as needed basis and exercises the power of the board of directors between board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during 1999.

         The Audit Committee is comprised of Director Ward (Chairperson) and Directors Andersen, Maupin, Quarnstrom and Reynolds. The Audit Committee oversees the audit program for Capitol Federal Financial and meets periodically with its accounting firm in order to review the annual audit. In 1999, this committee did not meet at the Company level; however, Capitol Federal Savings' audit committee, which serves the same function and has the identical makeup, met four times during 1999.

         The entire Board of Directors of Capitol Federal Financial acts as the Nominating Committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. The committee generally meets once a year to make nominations.

         MEETINGS AND COMMITTEES OF CAPITOL FEDERAL SAVINGS. Meetings of Capitol Federal Savings' Board of Directors are generally held on a monthly basis. For the year ended September 30, 1999, the Board of Directors met 12 times. During fiscal 1999, no incumbent director of Capitol Federal Savings attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

         Capitol Federal Savings' Board of Directors has standing Executive, Compensation and Audit Committees. The entire Board acts as its Nominating Committee.

         Capitol Federal Savings' Executive Committee exercises the power of the Board of Directors between board meetings, to the extent permitted by applicable law. The Executive Committee did not meet during 1999.

         Capitol Federal Savings' Audit Committee oversees the audit program for Capitol Federal Savings and meets periodically with its accounting firm in order to review the annual audit. The Audit Committee met four times during 1999.

         The Compensation Committee is comprised of Directors Andersen (Chairman), Maupin, Reynolds, Quarnstrom and Ward. The Compensation Committee is responsible for reviewing and approving all issues pertaining to executive compensation. The Compensation Committee met three times during 1999.

         The entire Board of Directors of Capitol Federal Savings acts as the Nominating Committee. The Nominating Committee reviews the terms of the directors and makes nominations for directors to be voted on by Capitol Federal Financial, as the sole stockholder of Capitol Federal Savings. The committee generally meets once a year to make nominations.

DIRECTOR COMPENSATION

         The members of the Board of Directors of Capitol Federal Financial and Capitol Federal Savings are identical. During fiscal 1999, each director of Capitol Federal Savings received a $1,000 monthly retainer, plus $1,000 for each meeting attended. In addition, each non-employee director received $500 per committee meeting attended.

         Mr. Quarnstrom, a director of Capitol Federal Financial, is a partner in the law firm of Shaw, Hergenreter, Quarnstrom & Kocher, L.L.P. The firm receives a retainer fee to serve as general counsel for Capitol Federal Savings regarding real estate and litigation issues. The legal fees received by the law firm for professional services rendered to Capitol Federal Savings during the year ending September 30, 1999 was approximately $81,143.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid by Capitol Federal Savings, to the Chairman and Chief Executive Officer of Capitol Federal Financial and Capitol Federal Savings and the four other highest compensated executive officers of Capitol Federal Savings during the fiscal year ended September 30, 1999, the first year Capitol Federal Financial operated as a public company.


                                                  SUMMARY COMPENSATION TABLE

                                                                                                      Long Term
                                                             Annual Compensation(1)              Compensation Awards
                                                    ----------------------------------------- --------------------------

                                                                                  Other         Restricted
                                                                                  Annual          Stock                 All Other
                                          Fiscal                               Compensation       Award     Options      Compen-
   Name and Principal Position             Year        Salary       Bonus        ($)(1)            ($)        (#)        sation
---------------------------------       ----------   ----------   ---------  ---------------    ---------- ----------  ----------

John C. Dicus, Chairman and Chief          1999        $624,000(2)    $99,477       23,754(3)                           $ 99,715(4)
Executive Officer                          1998         622,800(2)     95,355      109,620(3)      ---        ---        219,630

John B. Dicus, President and Chief         1999         314,000(2)     46,391       19,292(3)                             95,500(4)
Operating Officer                          1998         312,800(2)     40,096       19,292(3)      ---        ---         76,650

Stanley F. Mick, Executive Vice            1999         256,000        46,443        8,148(3)                             60,700(4)
President and Chief Lending Officer        1998         256,000        45,149        8,148(3)      ---        ---         41,850

Neil F. M. McKay, Executive Vice           1999         230,000        32,592        5,086(3)                             48,100(4)
President, Chief Financial Officer and     1998         203,500        31,410        5,086(3)      ---        ---         29,250
Treasurer

Larry K. Brubaker, Executive Vice          1999         186,500        35,462            ---       ---        ---         27,100(4)
President for Corporate Services           1998         186,500        38,938            ---       ---        ---          8,250


-------------
(1) Does not include perquisites, which did not exceed the lesser of $50,000 or 10% of the named individuals' salary and bonus.
(2) Includes director fees of $24,000 and $22,800 for service on the board of directors for fiscal years 1999 and 1998, respectively.
(3) Represents the amount reimbursed for all or part of the tax liability resulting from the payment of premiums on life insurance policies pursuant to Executive Bonus Agreements for 1999 and 1998, respectively.
(4) Amounts represent allocations under Capitol Federal Savings' profit sharing plan, allocations under Capitol Federal Savings' ESOP, and premiums on universal life insurance policies pursuant to Executive Bonus Agreements for the year ended September 30, 1999. These amounts, respectively, include $5,802, $21,298 and $72,615 for Mr. John C. Dicus; $5,802, $21,298 and $68,400 for Mr. John B. Dicus; $5,802,
         $21,298 and $33,600 for Mr. Mick;  $5,802,  $21,298 and $21,000 for Mr.
         McKay; and $5,802, $21,928 and $0 for Mr. Brubaker.


EMPLOYEE'S PENSION PLAN

         Capitol Federal Savings sponsored a defined benefit pension plan for its employees which terminated on May 31, 1999. Following the approval of the pension plan's termination by the IRS and the Pension Benefit Guaranty
Corporation, Capitol Federal Savings distributed the plan's assets to participants in accordance with their accrued benefits and the requirements of applicable law.

         Under the pension plan, employees were eligible to participate in the pension plan following the completion of at least 1,000 hours of service during a continuous 12-month period and attainment of age 21. A participant must have been credited with 5 years of service before attaining a vested interest in his or her retirement benefits, after which such participant was 100% vested. The pension plan was funded solely through contributions made by Capitol Federal Savings.

         The benefit provided to a participant at normal retirement age, which is generally the later of age 65 or the fifth anniversary of the year in which the participant commenced participation in the pension plan, is based on the average of the participant's annual compensation during the five plan years (June 1st to the following May 31st) of a participant's service which yields the highest average compensation. Compensation for this purpose equaled the participant's base salary, including any contributions through a salary reduction arrangement to a plan described under Section 125 or 401(k) of the Internal Revenue Code, but exclusive of overtime, discretionary bonuses, excess commissions, severance pay, or any special payments or other deferred compensation arrangements.

         The following table sets forth, as of May 31, 1999, the fiscal year end for this plan, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. At May 31, 1999, the years of credited service of Messrs. John C. Dicus, John B. Dicus, Stanley F. Mick, Neil F.M. McKay and Larry K. Brubaker were 40, 14, 38, 5 and 28 years, respectively.


                            YEARS OF CREDITED SERVICE

REMUNERATION       15           20            25           30            35

  $50,000        $9,290       $12,387       $15,483      $18,580       $21,677
  $75,000       $14,694       $19,592       $24,490      $29,388       $34,285
 $100,000       $20,098       $26,797       $33,496      $40,195       $46,894
 $125,000       $25,501       $34,002       $42,502      $51,003       $59,503
 $150,000       $30,905       $41,207       $51,508      $61,810       $72,112
 $175,000       $33,067       $44,089       $55,111      $66,133       $77,155
 $200,000       $33,067       $44,089       $55,111      $66,133       $77,155


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of Capitol Federal Financial has furnished the following report on executive compensation:

         Capitol Federal Savings' executive compensation programs are administered by the five non-employee directors of the Board of Directors of Capitol Federal Savings, with assistance from the Human Resources Department. Serving as a committee, those Board members review and approve all issues pertaining to executive compensation. The objective of Capitol Federal Savings' two compensation programs (base salary and annual incentive bonus) has been to provide compensation which enables Capitol Federal Savings to attract, motivate and retain talented and dedicated executives, promote a team orientation toward the achievement of business objectives and goals and link the success of Capitol Federal Savings executives with that of Capitol Federal Financial. For fiscal 2000, the committee has revamped its compensation program to better link individual's compensation to specific performance criteria, including results of operations and benefits to stockholders.

BASE SALARY COMPENSATION

         A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of Capitol Federal Savings' business objectives and to be highly competitive with base salaries paid for comparable positions in the national market by thrift institutions. The committee annually utilizes comparative executive compensation information for stock thrift institutions and makes further comparisons with a selected peer group of institutions with similarities in asset size and operational conduct. The committee also is cognizant of the salaries paid by other non-financial institution companies in Capitol Federal Savings' market areas with whom it believes Capitol Federal Savings competes for executives.

         Within the established base salary ranges, actual base salary is determined by Capitol Federal Savings' financial performance in relation to attainment of the financial goals set forth in the annual forecast of operations and the three-year financial plan and a subjective assessment of each executive's achievements of any individual objectives and managerial effectiveness. Base salary is intended to be within the top quartile of Capitol Federal Savings' peer group. The committee annually reviews the performance of the Chairman of the Board and executive officers.

ANNUAL INCENTIVE BONUS

         The primary form of short term incentive compensation is Capitol Federal Savings' annual incentive bonus plan. All officers of Capitol Federal Savings, including the executive officers, are eligible to participate in the plan. A bonus pool is determined by applying a percentage, as approved by the Board, to the net income before taxes for the fiscal year being considered. Each eligible participant shares in the pool according to a formula which emphasizes current base salary and length of service.

CHIEF EXECUTIVE OFFICER

         John C. Dicus has been the Chief Executive Officer of Capitol Federal Savings since January 1989. His base salary and his annual incentive bonus are established annually based on the information discussed above. Specific performance goals have not been used by the committee in determining Mr. Dicus' base salary. Based on the review of his salary in relation to Capitol Federal Savings' peer group, Mr. Dicus' salary for this fiscal year was not increased from the prior year. Factors considered in determining Mr. Dicus' specific base salary included his continuing leadership and contribution to corporate direction, management of change, including the stock reorganization, in a highly competitive banking environment, control of expenses, management of operations and the overall profitability of Capitol Federal Savings. As discussed above, Mr. Dicus' bonus was based primarily on his base salary and years of service to Capitol Federal Savings.

         The foregoing report is furnished by the Compensation Committee of the Board of Directors.

B.B. ANDERSEN (CHAIRMAN)
ROBERT B. MAUPIN
FREDERICK P. REYNOLDS
CARL W. QUARNSTROM
MARILYN S. WARD

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares the cumulative total shareholder return on Capitol Federal Financial's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period April 1, 1999 through September 30, 1999 (Capitol Federal Financial became a public company on March 31, 1999).

[GRAPHIC: PLOT POINTS APPEAR IN TABLE BELOW]



                              4/1/99       4/30/99     5/28/99      6/30/99      7/30/99      8/31/99      9/30/99
                           ----------------------------------------------------------------------------------------

Capitol Federal Financial..   $100.00       $98.71     $101.37      $108.52      $107.87      $106.29      $104.65
Selected Thrift Index......    100.00       104.68       99.97        98.37        96.00        90.21        87.03
Nasdaq Market Index........    100.00       103.21      100.16       108.72       106.79       110.45       110.61



CERTAIN TRANSACTIONS

         Capitol Federal Savings has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         All loans we make to our directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their associates totaled approximately $1.5 million at September 30, 1999, which was 0.15% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 1999.

                                   PROPOSAL II

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has renewed Capitol Federal Financial's arrangement for Deloitte & Touche LLP to be its independent auditors for the fiscal year ending September 30, 2000 subject to the ratification of the appointment by Capitol Federal Financial's shareholders. A representative of Deloitte & Touche LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CAPITOL FEDERAL FINANCIAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in Capitol Federal Financial's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at Capitol Federal Financial's executive office at 700 Kansas Avenue, Topeka, Kansas 66603 no later than August 22, 2000.

         To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Capitol Federal Financial's executive office at least five days prior to next year's annual meeting. All shareholder proposals for inclusion in Capitol Federal Financial's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in Capitol Federal Financial's proxy materials), Capitol Federal Financial's Charter and Bylaws.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                 REVOCABLE PROXY

                            CAPITOL FEDERAL FINANCIAL
                 ANNUAL MEETING OF SHAREHOLDERS--JANUARY 20, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on January 20, 2000 at the Maner Conference Center, 1701 SW Western, Topeka, Kansas at 10:00 a.m. central standard time, and at any and all adjournments thereof, as indicated on the reverse side hereof.

         This proxy may be revoked at any time before it is voted by delivering to the Secretary of Capitol Federal Financial, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Capitol Federal Financial's common stock, or by attending the meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from Capitol Federal Financial, prior to the execution of this Proxy, of Notice of the Annual Meeting of Shareholders, a Proxy Statement dated December 20, 1999 and Capitol Federal Financial's Annual Report to Shareholders for the fiscal year ended September 30, 1999.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                               (See Reverse Side)

A /X/ Please mark your votes
      as in this example
      using dark ink only.


                     FOR all nominees         WITHHOLD OF
                     listed at right          AUTHORITY to vote   For a term of
                     (except as marked to     for all nominees     three years:
                     the contrary below)      listed at right

I.   The Election         /_/                       /_/           B.B. ANDERSEN
     of Directors                                                       AND
                                                                  JOHN C. DICUS


INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR AN INDIVIDUAL NOMINEE MARK THE BOX "FOR ALL EXCEPT" WITH AN "X" AND WRITE THE NAME OF THE NOMINEE ON THE LINE PROVIDED BELOW FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

--------------------------------------------------------------------------------
                                          FOR       AGAINST     ABSTAIN

II.  The ratification of the              /_/         /_/         /_/
     appointment of Deloitte &
     Touche LLP as Capitol Federal
     Financial's independent
     auditors for the fiscal year
     ending September 30, 2000.


In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE





------------------------------    ------------------------------
SIGNATURE                         DATE




------------------------------    ------------------------------
SIGNATURE IF HELD JOINTLY         DATE



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.